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                                                                     Exhibit 8.1

                             [Form of Tax Opinion]




                                                 , 1997
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Nissan Auto Receivables Corporation
990 West 190th Street
Torrence, CA 90502


          Re:  Nissan Auto Receivables 1997-A Grantor Trust Asset Backed
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               Certificates
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Ladies and Gentlemen:

          We have acted as counsel to Nissan Auto Receivables Corporation (the "Seller") in connection with the creation of the Nissan Auto Receivables 1997-A Grantor Trust, a business trust (the "Trust"), established pursuant to a Pooling and Servicing Agreement, dated as of [_________], 1997, between the Seller, Nissan Motor Acceptance Corporation, as Servicer and in its individual capacity, and [______________], as Trustee (the "Agreement"), and the preparation of the Registration Statement (Registration No. 333-1664) filed on Form S-1 with the Securities and Exchange Commission on February 26, 1996, as amended to the date hereof (the "Prospectus"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus, the Agreement, the Purchase Agreement, the Custody and Pledge Agreement, and the Yield Supplement Agreement, and such corporate records, agreements, documents and other instruments (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives of the Trust and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to
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Nissan Auto Receivables Corporation
        , 1997
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Page 2

original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the correctness of all representations made therein. (The terms of the Documents are incorporated herein by reference.) We have further assumed that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

          Based on the foregoing, subject to the next succeeding paragraph, and assuming full compliance with all the terms of the Documents, it is our opinion that the statements contained in the Prospectus under the caption "Certain Federal Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein, are correct in all material respects.

          The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts, including the taking of any action by any party to any of the transactions described in the Documents pursuant to any opinion of counsel as required by any of the Documents relating to such transactions, or in the Documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

          We consent to the references in the Prospectus under the caption "Certain Federal Income Tax Consequences" to our firm. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed, quoted or referred to, any other person.

                                    Very truly yours,